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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of DBT Online, Inc. and subsidiaries:

We consent to the incorporation by reference in Registration Statement No.'s 333-11235 and 333-41313 of DBT Online, Inc. on Form S-8 of our report dated February 15, 1999 (May 6, 1999 as to the effects of the business combination described in Note 11), appearing in this Annual Report on Form 10-K/A-1 of DBT Online, Inc. for the year ended December 31, 1998.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of DBT Online, Inc., and subsidiaries listed in Item 8. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
September 10, 1999